UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2026

Brookfield Oaktree Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
(Address of principal executive offices, including zip code)
(213) 830-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.625% Series A preferred units	OAK-PA	New York Stock Exchange
6.550% Series B preferred units	OAK-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.
On July 31, 2026, the transactions (the “Transactions”) contemplated by that certain Transaction Agreement (the “Transaction Agreement”), dated as of April 14, 2026, by and among (i) Brookfield Oaktree Holdings, LLC, a Delaware limited liability company (“BOH”), (ii) Acquisition Z (2026) LP, a Delaware limited partnership, (iii) Atlas Top Sub I Splitter LP, a Delaware limited partnership, (iv) Oaktree Capital Holdings, LLC (f/k/a Atlas OCM Holdings, LLC), a Delaware limited liability company and a non-subsidiary affiliate of BOH (“OCH”), (v) Exchange LP, a Delaware limited partnership (“ExchangeCo”), (vi) solely for purposes of Article V and Section 10.15 of the Transaction Agreement, Brookfield Asset Management Ltd., a corporation incorporated under the laws of the Province of British Columbia (“BAM”), (vii) solely for purposes of Article V and Section 10.15 of the Transaction Agreement, Brookfield Corporation, a corporation amalgamated under the laws of the Province of Ontario (“BN”), (viii) Oaktree Capital Group Holdings, L.P., a Delaware limited partnership (“OCGH”), (ix) Oaktree Equity Plan, L.P., a Delaware limited partnership (“OEP”), (x) Oaktree Equity Plan II, L.P., a Delaware limited partnership (“OEP II”, and together with OCGH and OEP, collectively, the “Partnerships”, and each, a “Partnership”), (xi) Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company and the general partner of each Partnership (the “General Partner”), and (xii) the General Partner, solely in its capacity as the representative of the Limited Partners (as defined in the Transaction Agreement), were consummated and all of the outstanding limited partnership interests and equity awards of OCGH, OEP, and OEP II were acquired and/or cancelled, in each case, in exchange for the applicable consideration payable therefor, which, as applicable, included cash, Class A Limited Voting Shares of BAM, Class A Limited Voting Shares of BN, limited partnership interests of ExchangeCo, and/or BAM restricted stock units (RSUs) (or a combination thereof). Brookfield Oaktree Holdings Canada Inc., an affiliate of BN, holds all the outstanding Class A units of BOH.

As part of the Transactions, on July 31, 2026, Brookfield US Company LLC, a Delaware limited liability company (“BUSC”), purchased and acquired from OCH, and OCH sold, assigned, transferred and delivered to BUSC, all the outstanding limited liability company interests in Oaktree Capital I GP, LLC, the general partner of Oaktree Capital I, L.P. (“Oaktree Capital I”) pursuant to the Transaction Agreement (such part of the Transaction, the “Disposition”), for fair market value consideration. BUSC is an affiliate of BN.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Directors

In connection with the consummation of the Transactions, effective as of July 31, 2026, each of Howard S. Marks, Bruce A. Karsh, John B. Frank, Sheldon M. Stone, Justin B. Beber, Bruce Flatt, Steven J. Gilbert, Depelsha T. McGruder, Mansco Perry and Marna C. Whittington resigned as a member of the board of directors of BOH (the “Board”, and such resignations, the “Resignations”). The Resignations were not because of any disagreement with BOH on any matter relating to its operations, policies or practices. In conjunction with the foregoing, effective immediately following the Resignations, Matt Herrington, Karly Dyck, Kunal Dusad, Brett Fox and Aleks Novakovic (each, a “New Director” and collectively, the “New Directors”) were appointed to serve as directors on the Board. Ms. Dyck and Messrs. Herrington and Dusad will serve as members of the Audit Committee of the Board. In connection with the foregoing, the size of the Board was reduced from 10 directors to 5 directors.

There are no arrangements or understandings between any New Director and any other person pursuant to which he or she was selected as a director. There are no related party transactions between BOH and any New Director that would require disclosure under Item 404(a) of Regulation S-K.

New Executive Officers

Also in connection with the consummation of the Transactions, effective as of July 31, 2026, Nicholas H. Goodman ceased to serve as Chief Executive Officer of BOH and Daniel Levin ceased to serve as Chief Financial Officer and Secretary of BOH, and the Board appointed Matt Herrington as Chief Executive Officer and Karly Dyck as Chief Financial Officer and Secretary, effective as of July 31, 2026. Mr. Herrington will serve as principal executive officer and Ms. Dyck will serve as principal financial officer and principal accounting officer.

Mr. Herrington, 36, is currently a Senior Vice President, Finance at Brookfield Corporation, a role he has held since March 2025, where he is responsible for global financial reporting and financial performance & analysis, as well as oversight of the investor relations function. Mr. Herrington joined Brookfield in 2018 and has held progressively senior finance roles across the organization. Prior to joining Brookfield, Mr. Herrington worked in the financial services audit group at Deloitte LLP from September 2012 to December 2017. Mr. Herrington has more than 13 years of experience across asset management, private equity, financial accounting, financial analysis and operations. Mr. Herrington has not served as a director within the past five years of any company that is (i) a public reporting company or (ii) a registered investment company. Mr. Herrington holds a Bachelor of Business Administration degree from Wilfrid Laurier University and holds Chartered Professional Accountant and Chartered Accountant designations.

Mr. Herrington will not receive any compensation from BOH in exchange for his services as BOH’s Chief Executive Officer. There are no family relationships between Mr. Herrington and any director or executive officer of BOH.

Ms. Dyck, 40, is a Managing Director at Brookfield, where she is responsible for leading the finance initiatives of Oaktree and serves as its chief financial officer. Ms. Dyck joined Brookfield in 2012 and has held progressively senior finance roles across the organization. Prior to joining Brookfield, she worked in the assurance and transaction advisory division of Ernst & Young. Ms. Dyck holds a Bachelor of Commerce degree from the University of Manitoba, is a Chartered Accountant, and holds the Chartered Financial Analyst designation.

Ms. Dyck will not receive any compensation from BOH in exchange for her services as BOH’s Chief Financial Officer and Secretary. There are no family relationships between Ms. Dyck and any director or executive officer of BOH.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2026, the operating agreement of BOH was amended and restated to reflect, among other things, the admittance of ExchangeCo as a member and revision of the management and governance structure of BOH, including composition of the Board and removal of certain member consent rights over management of BOH. The foregoing description is a summary and is qualified in its entirety by reference to the Eighth Amended and Restated Operating Agreement, a copy of which is attached hereto as Exhibit 3.1 and which is incorporated herein by reference.

Item 8.01	Other Events.

In addition, on July 31, 2026, indirect ownership interests in the general partner commitments of certain Oaktree funds under Oaktree Capital I were transferred from BN to affiliates of Brookfield Wealth Solutions Ltd. (“BWS”), a paired entity to BN, for fair market value consideration. Following the transfer, the investments continue to legally be held by Oaktree Capital I.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Eighth Amended and Restated Operating Agreement of Brookfield Oaktree Holdings, LLC, dated as of July 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

BROOKFIELD OAKTREE HOLDINGS, LLC

By:	/s/ Karly Dyck
Name:	Karly Dyck
Title:	Chief Financial Officer and Secretary

Date: August 3, 2026